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EXHIBIT 10.4

                                  DATA-TRONICS

                            SUPPLEMENTAL BENEFIT PLAN

              AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2005

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                                  DATA-TRONICS
                            SUPPLEMENTAL BENEFIT PLAN
                                TABLE OF CONTENTS

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
Article I. Establishment and Purpose............................................    1
       1.1    Establishment.....................................................    1
       1.2    Purpose...........................................................    1
Article II. Definitions and Construction........................................    1
       2.1    Definitions.......................................................    1
              (a)   "Act".......................................................    1
              (b)   "Administrator".............................................    1
              (c)   "Alternative Earnings Rate".................................    1
              (d)   "Basic Benefit".............................................    1
              (e)   "Benefit"...................................................    2
              (f)   "Beneficiary"...............................................    2
              (g)   "Board of Directors"........................................    2
              (h)   "Business Day"..............................................    2
              (i)   "Category I Participant"....................................    2
              (j)   "Category II Participant"...................................    2
              (k)   "Change in Control".........................................    2
              (l)   "Code"......................................................    3
              (m)   "Company"...................................................    3
              (n)   "Current Qualified Plan"....................................    4
              (o)   "Deferral Account"..........................................    4
              (p)   "Deferral Election".........................................    4
              (q)   "Deferred Benefit"..........................................    4
              (r)   "Deferred Participant"......................................    4
              (s)   "Deferred Payment(s)".......................................    4
              (t)   "Deferred Payment Date".....................................    4
              (u)   "Disability"................................................    4
              (v)   "Earnings"..................................................    4
              (w)   "Election Form".............................................    4
              (x)   "Eligible Deferral Participant".............................    4
              (y)   "Final Election Date".......................................    5
              (z)   "Installment Payment".......................................    5
              (aa)  "Investment Election".......................................    5
              (bb)  "Lump Sum"..................................................    5
              (cc)  "Money Market Fund".........................................    5
              (dd)  "Participant"...............................................    5
              (ee)  "Plan"......................................................    5
              (ff)  "Plan Year".................................................    5
              (gg)  "Post-2004 Deferrals".......................................    5
              (hh)  "Pre-2005 Deferrals"........................................    5

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
              (ii)  "Qualified Plan"............................................    6
              (jj)  "Rules of General Application"..............................    6
              (kk)  "Separates" or "Separation".................................    6
              (ll)  "Special Restored Compensation".............................    6
              (mm)  "Specified Employee"........................................    6
              (nn)  "Statutory Limitations".....................................    6
              (oo)  "Third-Party Recordkeeper"..................................    6
              (pp)  "VSP".......................................................    6
       2.2    Gender and Number.................................................    6
       2.3    Severability......................................................    7
       2.4    Applicable Law....................................................    7
       2.5    Plan Not an Employment Contract...................................    7
Article III. Participation......................................................    7
       3.1    Participation.....................................................    7
Article IV. Benefit and Payment.................................................    7
       4.1    Benefit...........................................................    7
       4.2    Payment...........................................................    9
       4.3    Funding...........................................................    9
       4.4    Tax Withholding...................................................    9
       4.5    Benefits are Not Compensation.....................................   10
       4.6    Nontransferability................................................   10
Article V. Deferrals And Investments............................................   10
       5.1    Elections.........................................................   10
       5.2    Establishment of Deferral Account.................................   10
       5.3    Earnings Added to Deferral Accounts...............................   10
       5.4    Investment Direction..............................................   10
       5.5    No Guaranty of Deferral...........................................   11
       5.6    Statements........................................................   11
Article VI. Distributions to Deferred Participants..............................   11
       6.1    Form of Deferred Payments.........................................   11
       6.2    Installment Payments..............................................   12
       6.3    Change in Control.................................................   12
       6.4    Hardship Distribution.............................................   12
       6.5    Accelerated Withdrawal............................................   13
Article VII. Administration.....................................................   13
       7.1    Administration....................................................   13
       7.2    Finality of Determination.........................................   13
       7.3    Expenses..........................................................   13
       7.4    Indemnification and Exculpation...................................   13
Article VIII. Merger, Amendment, and Termination................................   14
       8.1    Merger, Consolidation.............................................   14
       8.2    Claims Procedure..................................................   14
       8.3    Securities Laws...................................................   15
       8.4    Amendment and Termination.........................................   15


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                                  DATA-TRONICS
                            SUPPLEMENTAL BENEFIT PLAN
                 AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2005

                      Article I. Establishment and Purpose

      1.1 Establishment. Data-Tronics Corp. established the Data-Tronics Supplemental Benefit Plan (the "PLAN") effective as of January 1, 1992 (the "EFFECTIVE DATE"), and hereby amends and restates it (except as otherwise herein provided) as of January 1, 2005.

      1.2 Purpose. The purpose of this Plan is to provide (i) a restoration of benefits of Category I Participants which were lost under the Qualified Plan (x) because of amendments which were adopted, and Statutory Limitations imposed, subsequent to 1985, and (y) by reason of voluntary contributions to the VSP; and
(ii) a restoration of benefits of Category II Participants which were lost under the Current Qualified Plan solely by reason of voluntary contributions to the VSP.

            The purpose of this amendment and restatement of the Plan is to comply with the provisions of the American Jobs Creation Act of 2004 (the "Act") in order to avoid immediate taxation of amounts deferred hereunder, and the Plan will be interpreted accordingly. With respect to Pre-2005 Deferrals, the Plan shall be interpreted so as to avoid having such Pre-2005 Deferrals subject to the Act.

            Notwithstanding anything herein to the contrary, (i) the Plan shall be closed to new Participants from and after December 16, 2005; (ii) benefits payable to existing Category II Participants shall only take into account amounts deferred under the VSP (as defined below) on or before December 31, 2006; and (iii) the Benefits payable hereunder shall be subject to the maximum caps set forth in Exhibit B hereto.

                    Article II. Definitions and Construction

      2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below unless the context otherwise requires, and when the defined meaning is intended, the term is capitalized.

            (a) "ACT" shall mean the American Jobs Creation Act of 2004, as it may be amended, and any guidance issued thereunder by the Internal Revenue Service and the Department of the Treasury.

            (b) "ADMINISTRATOR" shall mean the Company, or a person(s) appointed by the Company, and without limitation the Administrator shall be primarily responsible for the administration of the Deferral Accounts and matters relating thereto.

            (c) "ALTERNATIVE EARNINGS RATE" shall mean the Earnings of the Money Market Fund for the period of reference.

            (d) "BASIC BENEFIT" shall mean the amount determined under Section
      4.1 at the time of reference.

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            (e) "BENEFIT" shall mean the Basic Benefit and the Deferred Benefit, collectively; provided, further, that where it is necessary or appropriate to distinguish between those two classes of Benefits, reference shall be made to the specific class. However, notwithstanding anything to the contrary herein, a Participant's combined Basic Benefit and Deferred Benefit shall in no event ever exceed the maximum Benefit for such Participant's employment classification as specified in Exhibit B hereto.

            (f) "BENEFICIARY" means the person or persons designated by the Participant pursuant to Section 4.2 hereof; provided, further, and without limitation, that references herein to Participant shall be deemed to be references to Beneficiary after the death of the Participant and before all Benefits are paid to the Beneficiary, except that the Beneficiary shall have no right to deferral, and instead will receive a lump sum distribution of all Benefits hereunder within a reasonable time subsequent to the death of the Participant.

            (g) "BOARD OF DIRECTORS" means the board of directors of the Company.

            (h) "BUSINESS DAY" shall mean a day on which the New York Stock Exchange is operating.

            (i) "CATEGORY I PARTICIPANT" shall mean each employee of the Company who is listed on Exhibit A. Notwithstanding anything herein to the contrary, only those individuals who were Category I Participants as of December 16, 2005 shall be eligible to participate in the Plan as a Category I Participant.

            (j) "CATEGORY II PARTICIPANT" shall mean each employee of the Company who is eligible to participate in the VSP, but who is not a Category I Participant; provided, further, that if a Category II Participant becomes a Category I Participant on or before December 16, 2005, his Benefits hereunder shall be calculated as though he had been a Category I Participant from his most recent date of hire by the Company. However, any benefits earned by a Category II Participant prior to such Category II Participant's conversion to a Category I Participant shall remain 100% vested and will not be subject to the vesting schedule described in Section 4.1(c) of the Plan. Notwithstanding anything herein to the contrary, only those individuals who were Category II Participants as of December 16, 2005 shall be eligible to participate in this Plan as a Category II Participant.

            (k) "CHANGE IN CONTROL" shall mean the earliest date on which any of the following events shall occur:

                  (i) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company's common stock would be converted into cash, securities, or other property, or any lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Company, other than any such consolidation, merger, lease, exchange or transfer in which the Company, or any of its affiliates, or the holders of the Company's common stock

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            immediately prior to any such actions have at least a fifty-one percent (51%) ownership of the surviving corporation after the consolidation or merger of the entity to which such assets are transferred, leased, exchanged or otherwise transferred.

                  (ii) the shareholders of the Company approve any plan or
            proposal for the liquidation or dissolution of the Company.

                  (iii) any "person" (as such is defined in Section 3(a)(9) or
            Section 13(d)(3) under the Securities Exchange Act of 1934 [the "1934 Act"]) or any "group" (as such term is used in Rule 13d-5 promulgated under the 1934 Act) other than the Company or any successor of the Company or any subsidiary of the Company or any employee benefit plan of the Company or any subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Company represented thirty-five percent (35%) or more of the Company's then outstanding securities having the right to vote in the election of directors.

                  (iv) if at any time the Continuing Directors then serving on the Board of Directors cease for any reason to constitute at least a majority thereof.

            "CONTINUING DIRECTOR" shall mean a Director of the Company who either (A) is a Director of the Company on the date hereof, or (B) whose initial appointment or initial nomination for election or election by the Company's shareholders was approved by a majority of the Continuing Directors (including any successors elected pursuant to this Subsection (iv)) then on the Company Board of Directors.

                  (v) any person or group (as defined in Subsection (iii) above)
            commences a tender offer or exchange offer for all or less than all of the share of the Company's issued and outstanding common stock that would result in, upon the consummation of such offer, the person or group, together with all of its or their affiliates, beneficially owning 25% or more of the Company's common stock, and which offer does not include a binding written commitment by the offeror to purchase any shares that are not tendered or exchanged for the same cash consideration (or in the event of any exchange offer, the cash equivalent of the fair market value of the securities or their property offered in the exchange, as determined by the Company's Board of Directors in its sole discretion) within 90 days following the consummation of the tender or exchange offer; provided, however, that if the tender offer or exchange offer that would have otherwise resulted in a Change in Control is canceled, terminated withdrawn or otherwise not consummated, such offer shall be deemed never to have been made and no Change in Control shall be deemed to have occurred.

            (l) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

            (m) "COMPANY" means Data-Tronics Corp.

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            (n) "CURRENT QUALIFIED PLAN" shall mean the Qualified Plan as amended and/or restated, and in effect, at each date of reference.

            (o) "DEFERRAL ACCOUNT" shall mean the account to which each Eligible Deferral Participant's Basic Benefit is added as a result of such Eligible Deferral Participant's Deferral Election.

            (p) "DEFERRAL ELECTION" shall mean the Election Form filed by an Eligible Deferral Participant to defer the payment of some or all of his Basic Benefit to a specified Deferred Payment Date(s).

            (q) "DEFERRED BENEFIT" shall mean the amount added to a Deferred Participant's Deferral Account at each time of reference.

            (r) "DEFERRED PARTICIPANT" shall mean an Eligible Deferral Participant who has filed a timely Deferral Election form, and has not been paid all of his Deferred Benefit at the time of reference; provided, further, without limitation, that a Deferred Participant shall also be either a Category I Participant or a Category II Participant.

            (s) "DEFERRED PAYMENT(S)" shall mean payment(s) of a Deferred Participant's Deferred Benefit in the form selected by the Deferred Participant.

            (t) "DEFERRED PAYMENT DATE" shall mean, with respect to each Deferred Participant, the date as of which his Deferred Payment of reference is made.

            (u) "DISABILITY" shall, with respect to Post-2004 Deferrals, be deemed to occur if (a) the Administrator determines that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering the employees of the Company.

            (v) "EARNINGS" shall mean the amounts notationally added or deducted from a Deferred Participant's Deferral Account (including, without limitation, unrealized appreciation or depreciation) based on his Measurement Preferences as determined by the Administrator under Rules of General Application.

            (w) "ELECTION FORM" shall mean, collectively, a Deferral Election form, and an Investment Election form; provided, further, that where it is necessary or appropriate to distinguish between those two types of forms, reference shall be made to the specific form.

            (x) "ELIGIBLE DEFERRAL PARTICIPANT" shall mean each Participant (i) who Separates after age 55 and who, at such date of Separation, has completed 10 or more

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      "Years of Vesting Service" as defined in the Qualified Plan, (ii) whose
      Separation is not by reason of death, and (iii) whose Basic Benefit exceeds $5,000.

            (y) "FINAL ELECTION DATE" shall mean, subject to Section 5.1, (i) in the case of the deferral of an Eligible Deferral Participant's Basic Benefit, the later of (x) January 15, 2000, and (y) the 365th day prior to such Eligible Deferral Participant's date of Separation; provided, further, that where a Participant suffers an involuntary Separation, as determined by the Administrator in its sole discretion, the final filing date shall be the date described in (y) above if a Deferral Election form is filed on that date, and otherwise shall be the first date thereafter (but prior to Separation) on which a Deferral Election form is filed, and
      (ii) in the case of a Deferred Participant with respect to any Deferred Payment(s), the 365th day prior to the Deferred Payment Date of such Deferred Payment(s), in either case, provided that payments do not commence prior to 12 months after the date the Deferral Election form is filed.

            (z) "INSTALLMENT PAYMENT" shall mean an annual distribution, in cash, of a Deferred Participant's Deferred Benefit over a period of years as provided for in Sections 6.1 and 6.2.

            (aa) "INVESTMENT ELECTION" shall mean the Election Form filed by a Deferred Participant on which he selects his or her Measurement Preferences, as described in Section 5.4.

            (bb) "LUMP SUM" shall mean a single distribution, in cash, of a Participant's Basic Benefit, or Deferred Benefit, or both.

            (cc) "MONEY MARKET FUND" shall mean the fund which is a Measurement Preference, which is composed primarily of debt instruments, and which the Administrator determines to have the least risk to principal of all of the Measurement Preferences.

            (dd) "PARTICIPANT" means, individually and collectively, a Category I Participant and a Category II Participant; provided, further, that where it is necessary or appropriate to distinguish between those two classes of Participant, reference shall be made to the specific class.

            (ee) "PLAN" means this Data-Tronics Supplemental Benefit Plan, as amended from time to time.

            (ff) "PLAN YEAR" means the 12-month period beginning January 1 and ending December 31.

            (gg) "POST-2004 DEFERRALS" shall mean that portion of each Participant's Basic Benefit that is not Pre-2005 Deferrals, including any such amounts that are deferred under Article V of the Plan and any Earnings thereon.

            (hh) "PRE-2005 DEFERRALS" shall mean that portion of each Participant's Basic Benefit that was both "earned and vested" (within the meaning of Section 409A of the

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      Internal Revenue Code of 1986, as amended (the "Code")) as of December 31,
      2004 (calculated in accordance with Section 409A of the Code and any Treasury Regulations promulgated thereunder), including any such amounts that are deferred under Article V of the Plan and any Earnings thereon.

            (ii) "QUALIFIED PLAN" means the Data-Tronics Retirement Plan as amended and restated effective January 1, 1985, and as amended from time to time to the extent such amendments increase benefits, including, without limitation, its effective amendment and restatement when merged into the Arkansas Best Corporation Retirement Plan (a/k/a Arkansas Best Corporation Pension Plan) , and as that Plan is amended from time to time to the extent such amendments increase benefits.

            (jj) "RULES OF GENERAL APPLICATION" shall mean those rules promulgated by the Administrator, in its sole discretion, from time to time with respect to the matter of reference, but which will be applied in a similar manner to Participants similarly situated.

            (kk) "SEPARATES" or "SEPARATION" or similar shall mean a Participant's termination of employment with the Company or any affiliate of the Company for any reason (including death or disability); provided that, with respect to Post-2004 Deferrals, such terms shall have such meaning as provided under the Act.

            (ll) "SPECIAL RESTORED COMPENSATION" shall mean, the amount, if any, of the compensation of a Category II Participant (i) which is deferred in accordance with the terms of the VSP on or before December 31, 2006, and
      (ii) which, if not for such deferral, would have increased such Category II Participant's Average Monthly Compensation as defined in the Current Qualified Plan at the time of reference. Compensation deferred in accordance with the VSP on or after January 1, 2007 shall not be taken into account in determining a Category II Participant's Benefit.

            (mm) "SPECIFIED EMPLOYEE" shall mean a "specified employee" of the Arkansas Best Corporation as defined in the Act.

            (nn) "STATUTORY LIMITATIONS" shall mean (i) the coverage and benefit requirements the Qualified Plan must satisfy in order to comply with the nondiscrimination requirements of the Code, and (ii) the compensation and benefits limitations which are imposed on the Qualified Plan under Section 401(a)(17) and Section 415 of the Code, and the regulations promulgated thereunder.

            (oo) "THIRD-PARTY RECORDKEEPER" shall mean the person or entity selected by the Administrator to maintain the records necessary to the administration of the Investment Elections.

            (pp) "VSP" shall mean the Arkansas Best Corporation Voluntary Savings Plan, as now or hereafter in effect.

      2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender and the neuter gender, and the definition of any term in the singular shall also include the plural.

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      2.3 Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

      2.4 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Arkansas.

      2.5 Plan Not an Employment Contract. This Plan is not an employment contract. It does not give to any person the right to be continued in employment, and all employees remain subject to change of salary, transfer, change of job, discipline, layoff, discharge, or any other change of employment status.

                           Article III. Participation

      3.1 Participation. Participation in this Plan shall be limited to those persons (i) who are Participants on December 16, 2005.

                        Article IV. Benefit and Payment

      4.1 Benefit.

            (a) Benefits of Category I Participants. The Basic Benefits payable to a Category I Participant under this Plan shall be equal to the actuarial equivalent of the excess, if any, of (i) the benefits which would be payable to the Category I Participant under the Qualified Plan if the provisions of the Qualified Plan were administered (x) without regard to the maximum benefit limitations of Section 415 of the Code, and (y) without regard to the limitation imposed by Section 401(a)(17)of the Code, over (ii) the benefits which are actually payable to such person under the Current Qualified Plan, with the benefits in both (i) and (ii) being computed as of the date the Category I Participant Separates, but in no event, when combined with the Participant's Deferred Benefit, more than the maximum amount specified in Exhibit B hereto for such Participant's employment classification. Without limitation, the amount described in "(i)" shall be determined as if the Qualified Plan's definition of Compensation were amended by (iii) deleting all direct or indirect references to the provisions of Section 401(a)(17) of the Code, (iv) adding thereto a provision which would cause the Qualified Plan's definition of Compensation to include all amounts which a Category I Participant shall contribute to the VSP as a Compensation Deferral Contribution (as defined in the VSP); and (v) applying the Qualified Plan's definition of Compensation so as to reflect the historical intent and practice of excluding all income which the Company considered as not subject to FICA tax, including without limitation, the exclusion of all income from the exercise of stock options and vesting of restricted stock. Basic Benefits payable under this Plan shall be computed in accordance with the foregoing and with the objective that, subject to the maximum Benefit caps specified in Exhibit B hereto, the Category I Participant should receive under this Plan and the Current Qualified Plan that total amount which would have been payable to the Category I Participant solely under the Qualified Plan had Section 415 and Section 401(a)(17) of the Code not been applicable thereto, and had he not elected to make Compensation Deferral Contribution(s) as defined in the VSP; provided, however, that it is not intended that there be any service or compensation credited under more than one supplemental benefit plan and no Category I Participant shall receive Basic Benefits from this Plan with respect to service and compensation to the extent, as determined by the Administrator in its sole discretion, he receives benefits with respect thereto under the ABF Freight System, Inc. Supplemental Benefit Plan or the Arkansas Best Corporation Supplemental Benefit Plan.

            (b) Benefit of Category II Participants. The Basic Benefits payable to a Category II Participant under this Plan shall be equal to the actuarial equivalent of the excess, if any, of the benefits which would be payable to the Category II Participant (i) under the Current Qualified Plan, if the Current Qualified Plan's definition of Compensation (without limitation, determined by the application described in Section 4.1 (a)(v)) included the Special Restored Compensation, if any, of such Category II Participant, over (ii) the benefits which are actually payable to such Category II Participant under the Current Qualified Plan, with both benefits being computed as of the date the Category II Participant Separates, but in no event, when combined with the Participant's Deferred Benefit, more than the maximum amount specified in Exhibit B hereto for such Participant's employment classification. Basic Benefits of each Category II Participant payable under this Plan shall be computed in accordance with the foregoing, and with the objective that, subject to the maximum Benefit caps specified in Exhibit B hereto, the Category II Participant should receive under this Plan and the Current Qualified Plan that total amount which would have been payable to the Category II Participant solely under the Current Qualified Plan (calculated, without limitation, by recognizing and applying the limitations of Section 415 and
      Section 401(a)(17) of the Code) if he had not incurred a Compensation Deferral Contribution as defined in the VSP on or before December 31, 2006; provided, however, that it is not intended that there be any Special Restored Compensation credited under more than one supplemental benefit plan and no Category II Participant shall receive Basic Benefits from this Plan to the extent he receives benefits under the ABF Freight System, Inc. Supplemental Benefit Plan or the Arkansas Best Corporation Supplemental Benefit Plan. In addition, amounts contributed to the VSP on or after January 1, 2007, shall not be taken into account in determining a Category II Participant's Basic Benefit.

            (c) Vesting Schedule. Subject to the following provisions of this subsection, the benefits payable to any Participant who becomes a Category I Participant after January 22, 2003, shall be subject to the following vesting schedule:

               1.67% vesting for each month of participation as a
                       Category I Participant in the Plan

      The determination of a Participant's vested benefits shall be calculated on a monthly basis for a period up to sixty (60) months (with the last month equal to 1.47%), provided such Participant continues to be a Category I Participant in the Plan. The vesting schedule shall not apply to Category I Participants who became Category I Participants on or prior to January 22, 2003, such Participants shall be 100% vested.

      This vesting schedule shall not apply to benefits earned by a Category II Participant; provided however, that in the event a Category I Participant becomes a Category II Participant, no further vesting in his or her Category I benefits shall occur. In the event a Category II Participant becomes a Category I Participant, all benefits earned while a Category II Participant shall remain 100% vested; however, any benefits earned as a Category I Participant shall be subject to the vesting schedule described above.

      4.2 Payment. Except as provided with respect to Deferred Participants (see Sections 6.1 and 6.2), any Basic Benefit payable hereunder shall be paid to a Participant in the form of a single Lump Sum cash payment within a reasonable time after his date of Separation; provided, however, that if a Participant is a Specified Employee and Participant's Separation did not result from Participant's death or Disability, Participant's Post-2004 Deferrals may not be distributed until at least 6 months following his date of Separation. Any Participant shall have the right under this Plan, at any time prior to his death, to designate a Beneficiary, which may be different than the Beneficiary named under the Current Qualified Plan, for purposes of receiving Benefits under this Plan payable after his death, or to revoke or change such Beneficiary designation. In the event that a Participant wishes to exercise such right, he shall make his Beneficiary designation, revocation or change in such manner as the Administrator shall prescribe. Such designation, revocation or change is only for purposes of the payment of death benefits that may be payable under this Plan. The designation of a different beneficiary for purposes of this Plan shall only affect the identity of the person or persons entitled to receive death benefits under this Plan; it shall not affect the amount of Benefits payable under this Plan, nor shall it affect the time or the form in which Benefits are payable hereunder. Moreover, if the Participant does not exercise his right to designate a different Beneficiary for purposes of this Plan, the Participant's Beneficiary under the Qualified Plan shall also be his Beneficiary under this Plan. Without limiting the generality of the foregoing, upon the death of a Deferred Participant, his or her Deferred Benefits shall be paid in accordance with the provisions of this paragraph.

      4.3 Funding. All amounts paid under this Plan shall be paid in cash from the general assets of the Company or from such funding vehicle, if any, as the Company shall establish for this purpose; provided, further, that all assets paid into any such funding vehicle shall be subject to the terms, conditions, and limitations set forth in the document(s) establishing such funding vehicle but which, in any event, shall at all times, prior to payment to a Participant, remain subject to the general creditors of the Company. The benefits restored hereunder, including any Deferred Benefits, shall be reflected on the accounting records of the Company. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Company and a Participant or other person.

      4.4 Tax Withholding. The Company may withhold or cause to be withheld from any Benefit payment any federal, state, or local taxes required by law to be withheld with respect to such payment and such sum as the Company may reasonably estimate as necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

      4.5 Benefits are Not Compensation. No Benefit accrued or payable hereunder shall be deemed compensation to the Participant for the purposes of computing benefits to which such Participant may be entitled under the Qualified Plan, the Current Qualified Plan, or any other retirement plan or arrangement of the Company for the benefit of its employees; provided, further, that in the event of a conflict with this Plan, the terms of each retirement plan or arrangement shall control.

      4.6 Nontransferability. A Participant shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law other than by will or the laws of distribution or between spouses or incident to a divorce within the meaning of Section 1041 of the Code or any successor provision (provided any such permitted transfer shall remain subject to all other provisions of this Plan).

                      Article V. Deferrals And Investments

      5.1 Elections. Each Eligible Deferral Participant may file a Deferral Election form with the Administrator and become a Deferred Participant, provided such filing is made prior to his Final Election Date under Section 2(y)(i). Notwithstanding anything herein to the contrary, with respect to Post-2004 Deferrals, each Participant who desires to defer all or a portion of the Participant's Basic Benefit must file an initial Deferral Election form with the Administrator by December 31, 2006, or, if later, 30 days following the date the individual first becomes a Participant in the Plan; provided, however, that an initial Deferral Election filed in the calendar year 2006 may not (i) defer the distribution of payments that would otherwise be payable in 2006, or (ii) accelerate any payments into calendar year 2006 that would not have otherwise been made in 2006. In addition, a Participant may file subsequent Deferral Election forms prior to the Final Election Date; provided, however, that with respect to Post-2004 Deferrals, any subsequent Deferral Election, including any Deferral Election made by a Deferred Participant with respect to Post-2004 Deferrals, (a) will not be effective until 12 months following the date the new Deferral Election form is filed, (b) must provide for the delay of the Deferral Payment Date for at least 5 additional years and (c) must not provide for the accelerated payment of any portion of such Post-2004 Deferrals.

      5.2 Establishment of Deferral Account. The Administrator shall establish a Deferral Account for each Deferred Participant, (i) to which shall be added the deferred portion of such Deferred Participant's Basic Benefit effective not less than thirty (30) days after his Separation, (ii) to which shall be added (or deducted) Earnings, and (iii) from which shall be deducted Deferred Payments.

      5.3 Earnings Added to Deferral Accounts. Earnings shall be added to each Deferral Account based on the Deferred Participant's Measurement Preference as shall be determined by the Administrator in accordance with Rules of General Application.

      5.4 Investment Direction. Effective as of each Business Day, in accordance with Rules of General Application, each Deferred Participant may select investments ("Measurement Preferences") from among the different investment alternatives which are made available by the Administrator. No actual investments shall be made by Deferred Participants. The

Measurement Preferences are only for the purpose of determining the Company's payment obligation under Article VI and such Measurement Preferences do not control any actual investments made by the Company.

      A Deferred Participant may change his Measurement Preferences as of each Business Day by filing an Investment Election form with the Administrator who will review and determine whether such direction shall be forwarded, and if the Administrator elects to follow such direction, he shall notify the Third Party Recordkeeper. If a Deferred Participant has not filed an Investment Election form with respect to some or all of the amount in his Deferral Account, he will be deemed to have elected for such amount to be invested in the Money Market Fund until the first Business Day with respect to which he has designated an investment of such amount by filing an Investment Election form.

      Notwithstanding the forgoing, the Administrator shall have the power to reject some or all of the selections of Measurement Preferences selected by any one or more Deferred Participants by advising the affected Deferred Participant(s) in writing of such rejection within five (5) days of receiving an Investment Election form selecting or changing a Deferred Participant's Measurement Preferences. If the Administrator rejects as election, notwithstanding any provision hereof to the contrary, the portion of such Deferral Account(s) subject to such rejection shall be credited with the Alternative Earnings Rate until a Measurement Preference is approved.

      5.5 No Guaranty of Deferral. While the Company intends that the Deferral Election(s) will result in the deferral of the imposition of a federal income tax on the funds added to a Deferred Participant's Deferral Account until such time as they actually shall be paid to such Deferred Participant, nothing herein shall be construed as a promise, guarantee or other representation by the Company of such tax effect nor, without limitation, shall the Company be liable for any taxes, penalties or other amounts incurred by any Eligible Deferral Participant(s) or Deferred Participant(s) in the event it is determined by applicable authorities that such deferral was not accomplished, and each Participant who files an Election Form should consult his or her own tax advisor(s) to determine the tax consequences in his or her specific case, and their suitability for the filing of such Election Form.

      5.6 Statements. As soon as reasonably possible following each Plan Year, and at such other times as determined by the Administrator under Rules of General Application, the Administrator shall furnish each Deferred Participant with a statement setting forth (i) the amount in his Deferral Account, (ii) the Earnings added or deducted from his Deferral Account for such period, and (iii) any deducted charges to, or distributions from, his Deferral Account during such period.

               Article VI. Distributions to Deferred Participants

      6.1 Form of Deferred Payments. A Deferred Participant's Deferred Payments may be made or commenced at any time following the date on which they are first added to his Deferral Account, and may be paid on the date(s) designated and either in a Lump Sum or in up to fifteen (15) Installment Payments, in each case, as a Deferred Participant shall select on the Deferral Election in effect on the Final Election Date preceding the Deferred Payment Date of reference.

Subject to Section 5.1, only the last Deferral Election form on or before such Final Election Date of reference shall be effective.

      6.2 Installment Payments. If a Deferred Participant elects a Deferred Payment in the form of Installment Payments, each installment shall be equal to either (i) a fixed amount each year (not in excess of the balance of his Account at the time of the distribution), with the remaining balance of his Deferral Account distributed as the final installment; (ii) the product of (w) the balance of his Deferral Account on the payment date elected by the Participant in which such payment is made, multiplied by (x) a fraction, the numerator of which is one (1), and the denominator of which is the total number of installments originally elected less the number of installments previously paid plus, in the case of the last Installment Payment, the remaining amount in his Deferral Account, or (iii) such other method as shall be (y) requested by the Deferred Participant on the Election Form of reference, and (z) approved by the Administrator in his sole discretion. Installment Payments shall be paid at such time during the Plan Year as shall be determined by the Administrator.

      6.3 Change in Control. Notwithstanding any other provision to the contrary, upon a Change in Control, all Deferred Benefits hereunder (including, without limitation, Deferred Benefits otherwise payable on a later Deferred Payment Date, including, again without limitation, any remaining Installment Payments), shall be distributed to Deferred Participants in a Lump Sum as soon as reasonably possible, but not more than thirty (30) days, after such Change in Control. Notwithstanding the foregoing, at any time prior to the date of a Change in Control, a Deferred Participant may elect to waive, with respect to Pre-2005 Deferrals (but not Post-2004 Deferrals), the provisions of this Section
6.3 with respect to a designated Change in Control and continue to retain his Benefits under the Plan as if such Change in Control had not occurred. In addition, notwithstanding anything herein to the contrary, with respect to Post-2004 Deferrals, distributions under this Section 6.3 shall only be made upon the occurrence of Change in Control that qualifies as either a "change in the ownership" of the Company, a "change in effective control" of the Company or a "change in the ownership of a substantial portion of the assets" of the Company, in each case, as defined under the Act or Internal Revenue Service guidance issued thereunder.

      6.4 Hardship Distribution. Upon the Administrator's determination (following petition by a Deferred Participant) that a Deferred Participant has suffered a "severe financial hardship, " the Administrator shall distribute to such Deferred Participant that portion of such Deferred Participant's Deferred Benefit as requested by such Deferred Participant and approved by the Administrator, but in no event shall the Administrator approve a distribution which is greater than is necessary to relieve the financial hardship. A "severe financial hardship" means an unforeseeable event resulting from a sudden and unexplained illness or accident experienced by either a Deferred Participant or his dependents, the loss of property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond a Deferred Participant's control, which such Deferred Participant can not satisfy through available or attainable assets. Without limitation, the definition of severe financial hardship does not include the need to send a child to college or the desire to purchase a home. The amount of the distribution will be limited to an amount necessary to satisfy the severe financial hardship plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation would not itself cause severe financial hardship). The Administrator shall evaluate the facts and circumstances of each hardship request. A Deferred Participant shall receive a single lump-sum cash payment of the amount approved by the Administrator as soon as possible following the Administrator's approval.

      6.5 Accelerated Withdrawal. A Deferred Participant may request distribution of a portion (not less than $1,000) of that portion of his Deferred Benefit that relates to Pre-2005 Deferrals before its Deferred Payment Date. If such request is approved by the Administrator, which approval may be granted or withheld at the sole discretion of the Administrator, an amount equal to ten percent (10%)of the amount withdrawn shall be deducted from such Deferred Participant's Deferral Account and irrevocably forfeited. The amount forfeited shall inure to the benefit of the Company in the manner determined by the Administrator. Notwithstanding anything herein to the contrary, this Section 6.5 shall not apply to Post-2004 Deferrals.

                          Article VII. Administration

      7.1 Administration. The Plan shall be administered by the Company, who may delegate that responsibility to any one or more persons or committees. If more than one person is acting as Administrator, a majority of the members shall constitute a quorum and the acts of a majority of the members present, or acts approved in writing by a majority of the members without a meeting, shall be the acts of the Administrator. The Administrator shall have the authority which is expressly stated in this Plan as vested in the Administrator, and authority to make rules to administer and interpret the Plan, to decide questions arising under the Plan, and to take such other action as may be appropriate to carry out the purposes of the Plan.

      7.2 Finality of Determination. The determination of the Administrator as to any disputed questions arising under this Plan, including questions of construction and interpretation shall be final, binding, and conclusive upon all persons. Without limitation, the Board of Directors' determinations as to which persons are Category I Participants and Category II Participants, the specific benefits which shall be restored to each such Participant, and the vehicle, if any, to be used to fund such restorations of benefits shall be final, binding and conclusive upon all persons.

      7.3 Expenses. The expenses of administering the Plan shall be borne by the Company.

      7.4 Indemnification and Exculpation. The members of the Board of Directors, the Administrator, and officers, directors, and employees of the Company shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

                Article VIII. Merger, Amendment, and Termination

      8.1 Merger, Consolidation. In the event of a merger, consolidation, or acquisition where the Company is not the surviving corporation, this Plan will terminate unless the successor or acquiring corporation shall elect to continue and carry on the Plan; provided, however, that if the transaction does not qualify as either a "change in the ownership" of the Company, a "change in effective control" of the Company or a "change in the ownership of a substantial portion of the assets" of the Company, in each case, as defined under the Act or Internal Revenue Service guidance issued thereunder, such Plan termination shall not result in the acceleration of payment of any Post-2004 Deferral unless otherwise permitted under the Act.

      8.2 Claims Procedure. The Administrator will make all determinations as to the rights of any employee, Participant, Beneficiary or other person under the terms of this Plan. Any employee, Participant, Beneficiary, or person claiming under them, may make a claim for benefits under this Plan by filing written notice with the Administrator setting forth the substance of the claim. If a claim is wholly or partially denied, the claimant will have the opportunity to appeal the denial upon filing with the Administrator a written request for review within 60 days after receipt of notice of denial. Denial of a claim or a decision on review will be made in writing the Administrator and delivered to the claimant within 60 days after receipt of the claim or request for review, unless special circumstances require an extension of time for processing the claim or review, in which event the such person's decision must be made as soon as possible thereafter but not beyond an additional 60 days. If no action on an initial claim is taken within 120 days, the claims will be deemed denied for purposes of permitting the claimant to proceed to the review stage. The denial of a claim or the decision on review will specify the reasons for the denial or decision , the pertinent Plan provisions upon which the denial or decision is based, a description of any additional material or information necessary to perfect the claim and an explanation of, \why such information is necessary, if applicable, and a description of the Plan's review procedures and the time limits applicable thereto, including a statement of the claimant's rights under
Section 502(a) of ERISA following an adverse benefits determination on review. The denial of a claim will also include a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the claim review procedure herein described. Within 60 days after receiving a denial, the claimant or his authorized representative may appeal the decision by requesting a review by writing the Administrator.

      On appeal, the claimant may submit in writing any comments or issues with respect to the claim and/or any additional documents or information not considered during the initial review and, upon request and free of charge, the claimant will be provided access to and copies of all documents, records and other information relevant to the claim. On appeal, the Administrator will not give deference to the initial adverse benefit determination. A decision on appeal will normally be given within 60 days after the receipt of the appeal. If special circumstances warrant an extension as determined by the Administrator in its sole discretion, then the decision will be made no later than 120 days after receipt of the appeal. If an extension is required, the claimant will be provided a written notice of the extension that shall indicate the special circumstances requiring the extension and the date by which the Administrator expects to render its final decision. The Administrator's decision on appeal shall be final and binding on all parties. If a claimant's appeal is denied in whole or in part, the notice of the decision on appeal shall include the specific reasons for the denial and reference to the relevant Plan provisions on which the denial was based, a statement that, upon request and free of charge, the claimant may review and copy all documents, records and other information relevant to the claim for benefits and the claimant's rights under Section 502(a) of ERISA.

      The Administrator will serve as an agent for service of legal process with respect to the Plan unless the Company, through written resolution, appoints another agent.

      8.3 Securities Laws. The Plan intends to comply with and be exempt under the Securities Act of 1933, as amended. The Deferred Participants under the Plan are final purchasers and not underwriters or conduits to other beneficial owners or subsequent purchasers.

      8.4 Amendment and Termination. The Company, through its Board of Directors, may in its discretion amend the Plan from time-to-time. Specifically, termination of the Plan shall require the approval of the Board of Directors of the Company. Notwithstanding anything herein to the contrary, the Company hereby delegates to its executive officers the authority to make any amendment (i) that does not increase the benefit costs of the Plan to the Company by more than 1% of the Plan's prior calendar year financial statement expense or (ii) that is necessary or desirable in order to have it conform to the provisions and requirements of the Code, AJCA or any other applicable law.

      In the event of an amendment or termination of the Plan pursuant to this Section or Section 8.1, the Benefits accrued hereunder, prior to the later of the date of adoption, or the effective date, of the amendment shall continue to be an obligation of the Company, and shall be paid not later than the date(s) provided hereunder immediately prior to the later of the date of adoption, or the effective date, of the amendment; and provided further, without limitation, that, with respect to Pre-2005 Deferrals and with respect to Post-2004 Deferrals to the extent permitted by the Act without the imposition of any additional taxes or penalties under the Act, such amounts may be paid earlier, with actuarial reductions based on the actuarial assumptions in the Qualified Plan, in the sole discretion of the Administrator.

      IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers on ________ day of _________________, 2006.

                                DATA-TRONICS CORP.

                                By:  ___________________________________

ATTEST:

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